SHORT-FORM SETTLEMENT AGREEMENT

This short-form settlement agreement is entered into by Lead Plaintiff Jerry Pehlke, Jr. and named plaintiffs Lance Teague and Cammi Veenstra (collectively "Plaintiffs"), individually and on behalf of all other Class Members with the defendants Alternate Energy Holdings, Inc., Donald L. Gillispie, and Jennifer Ransom (collectively "Defendants") in the class action civil no. 1:10-cv-00634-BLW pending in the U.S. District Court, District of Idaho (the "Action").

The Plaintiffs and the Defendants have agreed to a settlement of the Action on the following terms:

1. AEHI will pay $450,000 into an escrow account no later than June 30, 2012 as full and final consideration for settlement all claims against all Defendants in the Action.
2. The selection of Escrow Agent shall be by mutual agreement of Plaintiffs and Defendants.
3. On June 30, 2012 Plaintiffs shall dismiss the Action with Prejudice against Donald L. Gillispie, and Jennifer Ransom.
4. If AEHI does not pay the $450,000 settlement consideration into the Escrow Account by June 30, 2012, Alternate Energy Holdings, Inc. ("AEHI") shall agree to the U.S. District Court entering a judgment immediately for $2.0 million in favor of Plaintiffs and against AEHI for $2.0 million.
5. The $2.0 million judgment against AEHI shall then be the full amount of consideration for settlement of the Action.
6. If District Court approval is required for any terms of this settlement agreement, Plaintiffs and Defendants agree to take all action and cooperate to implement the terms hereof and obtain Court approval.
7. Defendants will have no input and will take no position concerning the plan of allocation of the settlement consideration among Class Members. Nor will Defendants take any position on Plaintiffs' counsels' request for attorneys' fees and reimbursement of expenses
8. Plaintiffs will release all claims against Defendants Gillispie and Ransom for all claims that were brought or could have been brought in the Complaint in this Action.
9. Upon payment of the $450,000, Plaintiffs shall also release AEHI for all claims that have been brought or could have been brought in this Action.
10. Should the payment of $450,000 not be made and Plaintiff therefore obtain a judgment against AEHI, then such judgment will have no force or effect against any new entity that the individual defendants form, or are affiliated with or related to.

AGREED TO THIS 2ND DAY OF APRIL, 2012

Richard Roth, Counsel for ~~Defendants~~ Gillispie

Donald L. Gillispie

Jennifer Ransom

Charles Peterson, ~~Counsel~~

Laurence Rosen, Counsel for Plaintiffs

AEHI

By: Donald Gillispie